EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

STRATFORD AMERICAN CORPORATION COMPLETES GOING-PRIVATE TRANSACTION

Phoenix, Arizona - May 30, 2006 - Stratford American Corporation (OTCBB: STFA) (“Stratford American”) announced that at a special meeting of Stratford American shareholders held today, Stratford American’s shareholders approved the merger of Stratford American with an entity controlled by JDMD Investments, L.L.C. (“JDMD”), with Stratford American as the surviving entity. Following the shareholders’ meeting, the merger was completed, and Stratford American became a wholly-owned subsidiary of JDMD. Stratford American shareholders will receive $0.90 in cash for each share of common stock that they own (other than shares owned by JDMD, or held in Stratford American’s treasury, which were cancelled without payment). As a result of the merger, Stratford American’s common stock will no longer be publicly traded, and Stratford American will no longer file periodic reports with the Securities and Exchange Commission.

Stratford American, headquartered in Phoenix, Arizona, engages in the business of natural resource exploration and development.

Certain statements contained in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from the forward-looking statements.

Contact:	Stratford American Corporation Mel Shultz (602) 956-7809